CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.125 to Registration Statement No. 333-142592 on Form N-1A of our report dated December 23, 2013, relating to the financial statements and financial highlights of the LifePath Active 2015 Portfolio, LifePath Active 2020 Portfolio, LifePath Active 2025 Portfolio, LifePath Active 2030 Portfolio, LifePath Active 2035 Portfolio, LifePath Active 2040 Portfolio, LifePath Active 2045 Portfolio, and LifePath Active 2050 Portfolio, (collectively, the “Portfolios”), and of the LifePath Active 2055 Portfolio, (the “Fund”), each a series of BlackRock Funds II, appearing in the Annual Report on Form N-CSR of BlackRock Funds II for the Portfolios for the year ended October 31, 2013 and for the Fund for the period February 28, 2013 (commencement of operations) through October 31, 2013, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

February 28, 2014